                                                             Exhibit (a)(1)(QQQ)

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

------------------------------------------------x
DOLPHIN LIMITED PARTNERSHIP I, L.P., et al.,    |
                                                |
                      Plaintiffs,               |
                                                |
                 v.                             |
                                                |
                                                |       Civil Action No. 20101
                                                |
NCS ACQUISITION CORP. and OMNICARE, INC.,       |
                                                |
                      Defendants,               |
------------------------------------------------x

                                NOTICE OF MOTION

TO: Joseph A. Rosenthal, Esquire                   Robert J. Kriner, Esquire
    Rosenthal, Monhait, Gross & Goddess P.A.       Chimicles & Tikellis, LLP
    Mellon Bank Center, Suite 1401                 One Rodney Square
    P.O. Box 1070                                  P.O. Box 551
    Wilmington, DE 19899                           Wilmington, DE 19899

    Donald J. Wolfe, Jr., Esquire
    Porter Anderson & Corroon
    1313 North Market Street
    P.O. Box 1347
    Wilmington, Delaware 19801

         PLEASE TAKE NOTICE that the attached NCS Defendants' Motion to Intervene and Answer of the NCS Defendants in Intervention will be presented to the Court at the earliest convenience of the Court and counsel.

                                     /s/ Edward P. Welch
                                     -------------------
                                     Edward P. Welch
                                     Edward B. Micheletti
                                     Katherine J. Neikirk
                                     James A. Whitney
                                     SKADDEN, ARPS, SLATE,
                                       MEAGHER & FLOM LLP
                                     One Rodney Square
                                     P.O. Box 636
                                     Wilmington, DE 19899
                                     (302) 651-3000

                                     Attorneys for Defendants NCS HealthCare,
                                     Inc., Richard L. Osborne and Boake A. Sells

OF COUNSEL:

Mark A. Phillips
BENESCH, FRIEDLANDER, COPLAN
  & ARONOFF LLP
2300 BP Tower, 200 Public Square
Cleveland, OH 44114-2378
(216) 363-4500

December 30, 2002

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

------------------------------------------------x
DOLPHIN LIMITED PARTNERSHIP I, L.P., et al.,    |
                                                |
                      Plaintiffs,               |
                                                |
                 v.                             |
                                                |
                                                |       Civil Action No. 20101
                                                |
NCS ACQUISITION CORP. and OMNICARE, INC.,       |
                                                |
                      Defendants,               |
------------------------------------------------x

                    THE NCS DEFENDANTS' MOTION TO INTERVENE

         Pursuant to Court of Chancery Rules 24(a)(2) and 24(b)(2), NCS Healthcare, Inc. ("NCS"), Boake A. Sells and Richard L. Osborne (collectively, the "NCS Defendants") respectfully more to intervene as defendants in the captioned case. NCS has been informed by Omnicare that it does not object to intervention by the NCS Defendants. The grounds for the NCS Defendants' Motion to Intervene (the "Motion to Intervene") are as follows:

         1. On December 27, 2002, Plaintiffs filed a complaint and motion for a temporary restraining order ("TRO Application") against Omnicare, Inc. ("Omnicare") and NCS Acquisition Corp., a wholly owned subsidiary of Omnicare. In their Complaint and TRO Application, Plaintiffs seek to set aside $13,500,000 of the consideration to be paid to NCS stockholders as a result of the NCS/Omnicare Merger Agreement for payment of their attorneys' fees and expenses.

         2. Court of Chancery Rule 24(a)(2) provides that upon a timely application to intervene, "anyone shall be permitted to intervene...when the applicant claims an interest relating to the property or transaction which is the subject of the action and the applicant is so situated that the disposition of the action may as a practical matter impair or impede the applicant's ability to protect that interest, unless the applicant's interest is adequately represented by existing parties."

         3. No one can seriously dispute that the Motion to Intervene is timely. First, this Motion was filed on the business day following the day Plaintiffs filed their complaint and TRO Application. Second, no answering briefs or pleadings have been filed and no judicial action has been taken in connection with the above captioned action. Granting of the Motion to Intervene will not cause harm or prejudice or harm to any existing party. See Wilmington Trust Co.
v. Lucks, No. 98C-02-001 HDR, 1999 WL 743255, at *6 (Del. Super. June 18, 1999)
(holding motion to intervene timely because existing parties not harmed or prejudiced by any delay in filing by proposed intervener) (attached hereto as Exhibit A).

         4. The NCS Defendants have an interest in the subject matter of the litigation. As a party to the NCS/Omnicare Merger Agreement, NCS has an interest in enforcing the terms of that agreement. As stockholders of NCS, Sells and Osborne have an interest in seeing that they receive $5.50 per share "net to the seller in cash" as promised by Omnicare's Supplement to the Offer to Purchase for Cash NCS Acquisition Corp. ("December 23 Tender Offer Supplement"). (December 23 Tender Offer Supplement at 1)

         5. The NCS Defendants' interests are not adequately represented by any existing party. Sells and Osborne are not members of the class represented by Plaintiffs and certainly have no interest in seeing their consideration reduced by Plaintiffs' attorneys' fees. Nor are the NCS Defendants' interests adequately represented by Omnicare or NCS Acquisition Corp. For these reasons, the NCS Defendants are entitled to intervene as a matter of right.

         6. In the alternative, this Court should exercise its discretion to permit the NCS Defendants to intervene in the captioned action pursuant to Court of Chancery Rule 24(b)(2). Court of Chancery Rule 24(a)(2) provides that upon a timely application to intervene, "anyone shall be permitted to intervene...when an applicant's claim or defense and the main action have a question of law or fact in common."

         7. The NCS Defendants' Answer and the captioned action have questions of law and fact in common. Plaintiffs' Complaint and TRO Application seeks to set aside $13,500,000 of the consideration to be paid NCS stockholders. The NCS Defendants' Answer defends on the grounds that the consideration cannot be reduced under the terms of the NCS/Omnicare Merger Agreement, Plaintiffs have failed to show they are entitled to a TRO and that Plaintiffs have not brought suit in the name of the real party in interest. For these reasons, this Court should grant the NCS Defendants permission to intervene into the captioned action.

         WHEREFORE, the NCS Defendants request that the Court permit it to intervene in the captioned case for all purposes.

                                     /s/ Edward P. Welch
                                     -------------------
                                     Edward P. Welch
                                     Edward B. Micheletti
                                     Katherine J. Neikirk
                                     James A. Whitney
                                     SKADDEN, ARPS, SLATE,
                                       MEAGHER & FLOM LLP
                                     One Rodney Square
                                     P.O. Box 636
                                     Wilmington, DE 19899
                                     (302) 651-3000

                                     Attorneys for Defendants NCS HealthCare,
                                     Inc., Richard L. Osborne and Boake A. Sells

OF COUNSEL:

Mark A. Phillips
BENESCH, FRIEDLANDER, COPLAN
  & ARONOFF LLP
2300 BP Tower, 200 Public Square
Cleveland, OH 44114-2378
(216) 363-4500

December 30, 2002

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

------------------------------------------------x
DOLPHIN LIMITED PARTNERSHIP I, L.P., et al.,    |
                                                |
                      Plaintiffs,               |
                                                |
                 v.                             |
                                                |
                                                |       Civil Action No. 20101
                                                |
NCS ACQUISITION CORP. and OMNICARE, INC.,       |
                                                |
                      Defendants,               |
------------------------------------------------x

                                     ORDER

         IT IS HEREBY ORDERED this ___ day of ______, 2002, that the NCS Defendants' Motion to Intervene is granted.

                                       -----------------------------------------
                                                     Vice Chancellor